SLM Student Loan Trust 1997-4
Quarterly Servicing Report
Report Date: 9/30/2004 Reporting Period: 7/01/04-9/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		6/30/2004	Activity	9/30/2004
A	i	Portfolio Balance	$594,700,377.99	($84,662,161.05)	$510,038,216.94
	ii	Interest to be Capitalized	3,011,282.22		2,715,637.18

	iii	Total Pool	$597,711,660.21		$512,753,854.12

	iv	Specified Reserve Account Balance	—		—

	v	Total Adjusted Pool	$597,711,660.21		$512,753,854.12

B	i	Weighted Average Coupon (WAC)	4.226%		4.263%
	ii	Weighted Average Remaining Term	85.18		83.43
	iii	Number of Loans	265,739		241,096
	iv	Number of Borrowers	100,649		91,859

	Notes and Certificates			Spread	Balance 7/26/04	% of Pool	Balance 10/25/04	% of Pool
C	i	A-1 Notes	78442GAU0	0.75%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GAV8	0.75%	507,811,660.21	84.959%	422,853,854.12	82.467%
	iii	Certificates	78442GAW6	1.05%	89,900,000.00	15.041%	89,900,000.00	17.533%

	iv	Total Notes and Certificates			$597,711,660.21	100.000%	$512,753,854.12	100.000%

		Reserve Account	7/26/2004	10/25/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,494,279.15	$1,281,884.64
	iv	Reserve Account Floor Balance ($)	$2,502,640.00	$2,502,640.00
	v	Current Reserve Acct Balance ($)	$2,502,640.00	$2,502,640.00

II. 1997-4 Transactions from: 7/1/2004 through: 9/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$80,372,875.38
	ii	Principal Collections from Guarantor	6,254,402.10
	iii	Principal Reimbursements	192.77
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$86,627,470.25

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$96,082.61
	ii	Capitalized Interest	(2,061,391.81)

	iii	Total Non-Cash Principal Activity	$(1,965,309.20)

C	Total Student Loan Principal Activity		$84,662,161.05

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,015,787.25
	ii	Interest Claims Received from Guarantors	281,006.27
	iii	Collection Fees/Return Items	50,288.93
	iv	Late Fee Reimbursements	322,425.76
	v	Interest Reimbursements	25,031.83
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	9,986.28
	viii	Subsidy Payments	669,180.80

	ix	Total Interest Collections	$4,373,707.12

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$4,286.77
	ii	Capitalized Interest	2,061,391.81

	iii	Total Non-Cash Interest Adjustments	$2,065,678.58

F	Total Student Loan Interest Activity		$6,439,385.70

G	Non-Reimbursable Losses During Collection Period		$92,123.21

H	Cumulative Non-Reimbursable Losses to Date		$3,597,155.49

III. 1997-4 Collection Account Activity 7/1/2004 through 9/30/2004

A	Principal Collections
	i	Principal Payments Received			$28,524,667.87
	ii	Consolidation Principal Payments			58,102,609.61
	iii	Reimbursements by Seller			(10,738.22)
	iv	Borrower Benefits Reimbursements			415.63
	v	Reimbursements by Servicer			2,058.89
	vi	Re-purchased Principal			8,456.47

	vii	Total Principal Collections			$86,627,470.25

B	Interest Collections
	i	Interest Payments Received			$3,556,487.76
	ii	Consolidation Interest Payments			419,472.84
	iii	Reimbursements by Seller			13,561.65
	iv	Borrower Benefits Reimbursements			37.08
	v	Reimbursements by Servicer			10,792.47
	vi	Re-purchased Interest			640.63
	vii	Collection Fees/Return Items			50,288.93
	viii	Late Fees			322,425.76

	ix	Total Interest Collections			$4,373,707.12

C	Other Reimbursements				$350,950.00

D	Administrator Account Investment Income				$—

E	Return funds borrowed for previous distribution				$—

	TOTAL FUNDS RECEIVED				$91,352,127.37
	(LESS: SERVICING FEES PREVIOUSLY REMITTED)				$(795,405.09)
F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT				$90,556,722.28

G	Servicing Fee Calculation-Current Month
	i	Unit Charge Calculation			$381,367.98
	ii	Percentage of Principal Calculation			$373,121.59
	iii	Lesser of Unit or Principal Calculation			$373,121.59

H	Servicing Fees Due for Current Period				$373,121.59

I	Carryover Servicing Fees Due				$12,611.16
		Jul-04	Servicing Carryover	$12,611.16
		Aug-04	Servicing Carryover	$—
		Sep-04	Servicing Carryover	$—

	TOTAL:	Carryover Servicing Fee Due		$12,611.16

J	Administration Fees Due				$20,000.00

K	Total Fees Due for Period				$405,732.75

IV. 1997-4	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004
INTERIM:
In School
Current	3.980%	3.929%	1,481	1,320	0.557%	0.547%	$5,219,707.61	$4,553,209.66	0.878%	0.893%

Grace
Current	4.011%	3.925%	587	628	0.221%	0.260%	1,990,074.05	2,241,943.87	0.335%	0.440%

TOTAL INTERIM	3.988%	3.928%	2,068	1,948	0.778%	0.807%	$7,209,781.66	$6,795,153.53	1.212%	1.333%
REPAYMENT
Active
Current	4.275%	4.315%	177,846	162,301	66.925%	67.318%	$316,643,680.29	$271,239,031.09	53.244%	53.180%
31-60 Days Delinquent	4.272%	4.329%	9,367	8,349	3.525%	3.463%	25,150,725.44	21,240,290.67	4.229%	4.164%
61-90 Days Delinquent	4.278%	4.335%	5,289	4,854	1.990%	2.013%	15,835,401.40	13,967,498.76	2.663%	2.739%
91-120 Days Delinquent	4.254%	4.348%	3,567	3,388	1.342%	1.405%	11,256,113.70	10,576,208.55	1.893%	2.074%
> 120 Days Delinquent	4.286%	4.307%	9,345	9,247	3.517%	3.835%	32,390,880.97	30,537,163.63	5.447%	5.987%

Deferment
Current	3.950%	3.974%	29,414	27,647	11.069%	11.467%	85,429,045.08	77,718,660.80	14.365%	15.238%

Forbearance
Current	4.278%	4.341%	27,641	22,253	10.402%	9.230%	96,708,980.25	74,515,706.18	16.262%	14.610%

TOTAL REPAYMENT	4.228%	4.267%	262,469	238,039	98.769%	98.731%	$583,414,827.13	$499,794,559.68	98.102%	97.992%
Claims in Process (1)	4.257%	4.338%	1,195	1,099	0.450%	0.456%	$4,030,914.82	$3,383,402.07	0.678%	0.663%
Aged Claims Rejected (2)	4.220%	4.170%	7	10	0.003%	0.004%	$44,854.38	$65,101.66	0.008%	0.013%
GRAND TOTAL	4.226%	4.263%	265,739	241,096	100.000%	100.000%	$594,700,377.99	$510,038,216.94	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1997-4 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.217%	172,015	$335,649,603.91	65.809%
- GSL - Unsubsidized	4.096%	55,571	137,509,816.45	26.961%
- PLUS Loans	5.266%	7,931	18,901,343.22	3.706%
- SLS Loans	5.301%	5,579	17,977,453.36	3.525%

- Total	4.263%	241,096	$510,038,216.94	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.273%	200,222	$438,430,830.68	85.960%
-Two Year	4.185%	29,674	51,758,204.31	10.148%
-Technical	4.225%	11,193	19,820,105.19	3.886%
-Other	5.211%	7	29,076.76	0.006%

- Total	4.263%	241,096	$510,038,216.94	100.000%

*Percentages may not total 100% due to rounding.

VI. 1997-4 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$4,863,435.40
B	Interest Subsidy Payments Accrued During Collection Period		578,646.85
C	SAP Payments Accrued During Collection Period		562,761.53
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)		236,447.07
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$6,241,290.85

G	Student Loan Rate
	i	Days in Calculation Period	91
	ii	Days in Year	366
	iii	Net Expected Interest Collections	$6,241,290.85
	iv	Primary Servicing Fee	$1,168,526.68
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$597,711,660.21
	vii	Student Loan Rate	3.39998%

		Accrued
		Int Factor	Accrual Period
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(7/26/04 - 10/25/04)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			2.36173%
K	Class A-2 Interest Rate	0.005872061	(7/26/04 - 10/25/04)	2.36173%
L	Certificate T-Bill Based Rate of Return			2.66173%
M	Certificate Rate of Return	0.006617963	(7/26/04 - 10/25/04)	2.66173%

VII. 1997-4 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
7/26/2004	–	7/26/2004	1	1.352%	2.1020%	2.4020%

7/27/2004	–	8/2/2004	7	1.449%	2.1990%	2.4990%

8/3/2004	–	8/9/2004	7	1.490%	2.2400%	2.5400%

8/10/2004	–	8/16/2004	7	1.497%	2.2470%	2.5470%

8/17/2004	–	8/23/2004	7	1.498%	2.2480%	2.5480%

8/24/2004	–	8/30/2004	7	1.541%	2.2910%	2.5910%

8/31/2004	–	9/7/2004	8	1.607%	2.3570%	2.6570%

9/8/2004	–	9/13/2004	6	1.663%	2.4130%	2.7130%

9/14/2004	–	9/20/2004	7	1.671%	2.4210%	2.7210%

9/21/2004	–	9/27/2004	7	1.716%	2.4660%	2.7660%

9/28/2004	–	10/4/2004	7	1.741%	2.4910%	2.7910%

10/5/2004	–	10/12/2004	8	1.716%	2.4660%	2.7660%

10/13/2004	–	10/24/2004	12	1.711%	2.4610%	2.7610%

Total Days in Accrual Period			91

VIII. 1997-4 Inputs From Previous Quarterly Servicing Reports 6/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$594,700,377.99
	ii	Interest To Be Capitalized	3,011,282.22

	iii	Total Pool	$597,711,660.21
	iv	Specified Reserve Account Balance	—

	v	Total Adjusted Pool	$597,711,660.21

B	Total Note and Certificate Factor		0.2328535
C	Total Note and Certificate Balance		$597,711,660.21

D	Note Balance 7/26/04		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000	0.5134597	1.0000000
	ii	Expected Note Balance	$0.00	$507,811,660.21	$89,900,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,502,640.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 1997-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Sections III-F + VI-D)		$90,793,169.35	$90,793,169.35

B	Primary Servicing Fees-Current Month		$373,121.59	$90,420,047.76
C	Administration Fee		$20,000.00	$90,400,047.76

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$90,400,047.76
	ii	Class A-2	$2,981,901.01	$87,418,146.75

	iii	Total Noteholder’s Interest Distribution	$2,981,901.01

E	Certificateholder’s Return Distribution Amount		$594,954.83	$86,823,191.92

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$86,823,191.92
	ii	Class A-2	$84,957,806.09	$1,865,385.83

	iii	Total Noteholder’s Principal Distribution	$84,957,806.09

G	Certificateholder’s Balance Distribution Amount		$0.00	$1,865,385.83

H	Increase to the Specified Reserve Account Balance		$0.00	$1,865,385.83

I	Carryover Servicing Fees		$12,611.16	$1,852,774.67

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$1,852,774.67
	i	Class A-2	$0.00	$1,852,774.67

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$1,852,774.67

L	Excess to Reserve Account		$1,852,774.67	$0.00

X. 1997-4 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due			$0.00	$2,981,901.01	$594,954.83
	ii	Quarterly Interest Paid			0.00	2,981,901.01	594,954.83

	iii	Interest Shortfall			$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$0.00	$84,957,806.09	$0.00
	viii	Quarterly Principal Paid			0.00	84,957,806.09	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$87,939,707.10	$594,954.83

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 9/30/04			$597,711,660.21
	ii	Adjusted Pool Balance 9/30/04			512,753,854.12

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i-ii)			$84,957,806.09

	iv	Adjusted Pool Balance 6/30/04			$597,711,660.21
	v	Adjusted Pool Balance 9/30/04			512,753,854.12

	vi	Current Principal Due (iv-v)			$84,957,806.09
	vii	Principal Shortfall from Previous Collection Period			—

	viii	Principal Distribution Amount (vi + vii)			$84,957,806.09

	ix	Principal Distribution Amount Paid			$84,957,806.09

	x	Principal Shortfall (viii - ix)			$—

C		Total Principal Distribution			$84,957,806.09
D		Total Interest Distribution			3,576,855.84

E		Total Cash Distributions-Note and Certificates			$88,534,661.93

F	Note & Certificate Balances			7/26/2004	10/25/2004
	i	A-1 Note Balance	(78442GAU0)	$—	$—
		A-1 Note Pool Factor		0.0000000	0.0000000

	ii	A-2 Note Balance	(78442GAV8)	$507,811,660.21	$422,853,854.12
		A-2 Note Pool Factor		0.5134597	0.4275570

	iii	Certificate Balance	(78442GAW6)	$89,900,000.00	$89,900,000.00
		Certificate Pool Factor		1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,502,640.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$1,852,774.67

	iv	Total Reserve Account Balance Available			$4,355,414.67
	v	Required Reserve Account Balance			$2,502,640.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Investment Corp.			$1,852,774.67
	viii	Ending Reserve Account Balance			$2,502,640.00

XI. 1997-4 Historical Pool Information

						2003	2002
			7/01/04-9/30/04	4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$594,700,377.99	$633,388,250.52	$698,302,319.26	$1,040,902,991.04	$1,435,220,066.05

	Student Loan Principal Activity
	i	Regular Principal Collections	$80,372,875.38	$34,502,300.19	$60,325,012.72	$269,057,447.02	$185,761,558.77
	ii	Principal Collections from Guarantor	6,254,402.10	6,548,093.15	6,909,124.41	29,459,002.67	34,687,073.17
	iii	Principal Reimbursements	192.77	16,943.57	214,839.78	59,888,873.16	202,343,254.73
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$86,627,470.25	$41,067,336.91	$67,448,976.91	$358,405,322.85	$422,791,886.67
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$96,082.61	$101,963.13	$109,938.96	$2,138,016.86	$4,316,739.77
	ii	Capitalized Interest	(2,061,391.81)	(2,481,427.51)	(2,644,847.13)	(17,942,667.93)	(32,791,551.43)

	iii	Total Non-Cash Principal Activity	$(1,965,309.20)	$(2,379,464.38)	$(2,534,908.17)	$(15,804,651.07)	$(28,474,811.66)

(-)	Total Student Loan Principal Activity		$84,662,161.05	$38,687,872.53	$64,914,068.74	$342,600,671.78	$394,317,075.01

	Student Loan Interest Activity
	i	Regular Interest Collections	$3,015,787.25	$3,020,165.48	$3,469,041.49	$19,739,439.48	$37,289,733.04
	ii	Interest Claims Received from Guarantors	281,006.27	301,368.46	326,293.12	1,595,415.40	2,359,800.07
	iii	Collection Fees/Return Items	50,288.93	37,154.34	47,105.82	130,723.14	39,954.72
	iv	Late Fee Reimbursements	322,425.76	222,653.80	304,512.64	1,120,444.65	1,151,663.54
	v	Interest Reimbursements	25,031.83	24,798.17	21,836.45	479,939.40	1,743,964.42
	vi	Other System Adjustments	—	—	—	—	—
	vii	Special Allowance Payments	9,986.28	(1,025.30)	(688.85)	(1,775.56)	(4,761.58)
	viii	Subsidy Payments	669,180.80	741,532.27	757,431.59	4,565,410.13	8,641,039.50

	ix	Total Interest Collections	$4,373,707.12	$4,346,647.22	$4,925,532.26	$27,629,596.64	$51,221,393.71
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$4,286.77	$4,944.90	$7,803.77	$(1,682,692.91)	$(3,755,872.11)
	ii	Capitalized Interest	2,061,391.81	2,481,427.51	2,644,847.13	17,942,667.93	32,791,551.43

	iii	Total Non-Cash Interest Adjustments	$2,065,678.58	$2,486,372.41	$2,652,650.90	$16,259,975.02	$29,035,679.32

	Total Student Loan Interest Activity		$6,439,385.70	$6,833,019.63	$7,578,183.16	$43,889,571.66	$80,257,073.03
(=)	Ending Student Loan Portfolio Balance		$510,038,216.94	$594,700,377.99	$633,388,250.52	$698,302,319.26	$1,040,902,991.04
(+)	Interest to be Capitalized		$2,715,637.18	$3,011,282.22	$3,405,058.34	$3,659,871.84	$6,239,310.87

(=)	TOTAL POOL		$512,753,854.12	$597,711,660.21	$636,793,308.86	$701,962,191.10	$1,047,142,301.91

(+)	Reserve Account Balance		$—	$—	$—	$—	$2,617,855.75

(=)	Total Adjusted Pool		$512,753,854.12	$597,711,660.21	$636,793,308.86	$701,962,191.10	$1,049,760,157.66

XII. 1997-4 Historical Pool Information (continued)

			2001	2000	1999	1998
			1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	10/27/97-12/31/98
Beginning Student Loan Portfolio Balance			$1,733,601,289.57	$1,963,204,981.54	$2,214,648,812.93	$2,443,276,738.87

	Student Loan Principal Activity
	i	Regular Principal Collections	$230,218,923.95	$201,946,641.95	$193,934,982.47	$217,509,395.11
	ii	Principal Collections from Guarantor	36,794,787.69	26,697,326.99	37,546,187.53	60,619,932.26
	iii	Principal Reimbursements	75,136,212.39	58,405,129.22	78,926,911.31	34,492,587.94
	iv	Other System Adjustments	—	—	—	—

	v	Total Principal Collections	$342,149,924.03	$287,049,098.16	$310,408,081.31	$312,621,915.31
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$3,597,144.55	$6,890,145.77	$8,439,141.92	$9,824,857.85
	ii	Capitalized Interest	(47,365,845.06)	(64,335,551.96)	(67,403,391.84)	(93,818,847.22)

	iii	Total Non-Cash Principal Activity	$(43,768,700.51)	$(57,445,406.19)	$(58,964,249.92)	$(83,993,989.37)

(-)	Total Student Loan Principal Activity		$298,381,223.52	$229,603,691.97	$251,443,831.39	$228,627,925.94

	Student Loan Interest Activity
	i	Regular Interest Collections	$65,566,574.58	$78,658,721.44	$86,533,733.15	$102,639,871.99
	ii	Interest Claims Received from Guarantors	2,798,539.27	1,718,963.29	2,294,617.13	3,743,601.43
	iii	Collection Fees/Return Items	—	—	—	—
	iv	Late Fee Reimbursements	1,463,919.12	1,492,396.38	1,431,940.89	436,370.18
	v	Interest Reimbursements	764,146.95	698,981.30	1,317,404.78	605,682.73
	vi	Other System Adjustments	—	(730.21)	—	—
	vii	Special Allowance Payments	3,839,824.24	17,276,932.31	998,229.38	1,685,553.55
	viii	Subsidy Payments	14,665,933.17	19,626,030.37	30,097,232.46	42,104,685.68

	ix	Total Interest Collections	$89,098,937.33	$119,471,294.88	$122,673,157.79	$151,215,765.56
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	(2,965,318.08)	(6,521,111.24)	$(7,788,412.33)	$(8,807,032.37)
	ii	Capitalized Interest	47,365,845.06	64,335,551.96	67,403,391.84	93,818,847.22

	iii	Total Non-Cash Interest Adjustments	$44,400,526.98	$57,814,440.72	$59,614,979.51	$85,011,814.85

	Total Student Loan Interest Activity		$133,499,464.31	$177,285,735.60	$182,288,137.30	$236,227,580.41
(=)	Ending Student Loan Portfolio Balance		$1,435,220,066.05	$1,733,601,289.57	$1,963,204,981.54	$2,214,648,812.93
(+)	Interest to be Capitalized		$9,925,688.69	$13,311,833.51	$23,363,678.25	$34,676,758.49

(=)	TOTAL POOL		$1,445,145,754.74	$1,746,913,123.08	$1,986,568,659.79	$2,249,325,571.42

(+)	Reserve Account Balance		$3,612,864.39	$4,367,282.81	$4,966,421.65	$5,623,313.93

(=)	Total Adjusted Pool		$1,448,758,619.13	$1,751,280,405.89	$1,991,535,081.44	$2,254,948,885.35

XIII. 1997-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jan-98	$2,502,639,587	—
Apr-98	$2,412,986,081	5.29%
Jul-98	$2,363,582,528	4.42%
Oct-98	$2,304,577,423	4.39%
Jan-99	$2,249,325,571	4.22%
Apr-99	$2,185,505,891	4.25%
Jul-99	$2,095,431,321	4.96%
Oct-99	$2,038,236,049	4.69%
Jan-00	$1,986,568,660	4.34%
Apr-00	$1,930,401,297	4.09%
Jul-00	$1,871,338,101	3.93%
Oct-00	$1,803,170,166	3.95%
Jan-01	$1,746,913,123	3.76%
Apr-01	$1,693,115,266	3.53%
Jun-01	$1,626,671,547	3.53%
Oct-01	$1,546,418,516	3.73%
Jan-02	$1,445,145,755	4.27%
Apr-02	$1,351,548,463	4.67%
Jul-02	$1,275,556,292	4.81%
Oct-02	$1,154,063,857	5.70%
Jan-03	$1,047,142,302	6.41%
Apr-03	$951,458,020	6.98%
Jul-03	$898,809,187	6.81%
Oct-03	$769,885,313	8.13%
Jan-04	$701,962,191	8.35%
Apr-04	$636,793,309	8.57%
Jul-04	$597,711,660	8.24%
Oct-04	$512,753,854	9.07%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.